Exhibit 99.3
Condensed Financial Statements

Ocuphire Pharma, Inc.

For the quarterly period ended September 30, 2020

Ocuphire Pharma, Inc.
Condensed Financial Statements
For the quarterly period ended September 30, 2020

Contents

Condensed Financial Statements (unaudited):

Ocuphire Pharma, Inc.
Condensed Balance Sheets

	September 30, 2020 (Unaudited)	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$722,160	$1,536,917
Proceeds receivable from convertible notes	450,000	75,000
Proceeds receivable from convertible notes - related parties	—	50,000
Prepaids and other assets	22,708	24,022
Deferred costs	1,467,649	76,165
Total current assets	2,662,517	1,762,104
Property and equipment, net	14,795	22,175
Total assets	$2,677,312	$1,784,279

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$720,779	$341,634
Accrued liabilities	1,765,793	621,671
Convertible notes	8,445,811	4,977,074
Convertible notes from related parties	854,065	689,756
Premium conversion derivatives	300,378	2,713,668
Total current liabilities	12,086,826	9,343,803
Total liabilities	12,086,826	9,343,803

Commitments and contingencies (Note 2)

Stockholders’ deficit
Preferred stock, par value $0.0001; 625,000 shares authorized as of September 30, 2020 and December 31, 2019; no shares issued and outstanding at September 30, 2020 and December 31, 2019.	—	—
Common stock, par value $0.0001; 5,000,000 shares authorized as of September 30, 2020 and December 31, 2019; 3,543,751 and 2,700,000 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively.	354	270
Additional paid-in-capital	4,584,852	494,909
Accumulated deficit	(13,994,720)	(8,054,703)
Total stockholders’ deficit	(9,409,514)	(7,559,524)
Total liabilities and stockholders’ deficit	$2,677,312	$1,784,279

See accompanying notes.

Ocuphire Pharma, Inc.
Condensed Statements of Comprehensive Loss
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses:
General and administrative	$565,310	$388,309	$1,507,781	$1,165,498
Research and development	1,382,614	731,765	2,311,175	1,560,215
Acquired in‑process research and development	—	—	2,126,253	—
Total operating expenses	1,947,924	1,120,074	5,945,209	2,725,713
Loss from operations	(1,947,924)	(1,120,074)	(5,945,209)	(2,725,713)
Interest expense	(179,048)	(618,692)	(1,421,672)	(938,561)
Fair value change of premium conversion derivatives	879,386	(29,592)	157,942	(161,675)
Gain on note extinguishment (Note 4)	—	—	1,260,350	—
Other income, net	67	—	8,572	—
Loss before income taxes	(1,247,519)	(1,768,358)	(5,940,017)	(3,825,949)
Benefit (provision) for income taxes	—	—	—	—
Net loss	(1,247,519)	(1,768,358)	(5,940,017)	(3,825,949)
Other comprehensive loss, net of tax	—	—	—	—
Comprehensive loss	$(1,247,519)	$(1,768,358)	$(5,940,017)	$(3,825,949)
Net loss per share:
Basic and diluted (Note 9)	$($0.35)	$($0.66)	$(1.71)	$(1.42)
Number of shares used in per share calculations:
Basic and diluted	3,543,751	2,690,364	3,482,163	2,700,000

See accompanying notes.

Ocuphire Pharma, Inc.
Condensed Statements of Changes in Stockholders’ Deficit
(unaudited)

	Common Stock		Additional Paid–In	Accumulated	Total
	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2018	2,700,000	$270	$186,799	$(1,885,743)	$	(1,698,674)
Share–based compensation – employee	—	—	65,343	—		65,343
Share–based compensation – non-employee	—	—	20,519	—		20,519
Net and comprehensive loss	—	—	—	(944,064)		(944,064)
Balance at March 31, 2019	2,700,000	270	272,661	(2,829,807)		(2,556,876)
Share–based compensation – employee	—	—	52,594	—		52,594
Share–based compensation – non-employee	—	—	18,030	—		18,030
Net and comprehensive loss	—	—	—	(1,113,527)		(1,113,527)
Balance at June 30, 2019	2,700,000	270	343,285	(3,943,334)		(3,599,779)
Share–based compensation – employee	—	—	52,593	—		52,593
Share–based compensation – non-employee	—	—	20,712	—		20,712
Net and comprehensive loss	—	—	—	(1,768,358)		(1,768,358)
Balance at September 30, 2019	2,700,000	$270	$416,590	$(5,711,692)		$(5,294,832)

Balance at December 31, 2019	2,700,000	$270	$494,909	$(8,054,703)	$	(7,559,524)
Issuance of common stock in exchange for in-process research and development	843,751	84	2,126,169	—		2,126,253
Share–based compensation	—	—	61,324	—		61,324
Net and comprehensive loss	—	—	—	(3,088,316)		(3,088,316)
Balance at March 31, 2020	3,543,751	354	2,682,402	(11,143,019)		(8,460,263)
Gain on note extinguishment (Note 4)	—	—	970,628	—		970,628
Share–based compensation	—	—	316,464	—		316,464
Net and comprehensive loss	—	—	—	(1,604,182)		(1,604,182)
Balance at June 30, 2020	3,543,751	354	3,969,494	(12,747,201)		(8,777,353)
Share–based compensation	—	—	615,358	—		615,358
Net and comprehensive loss	—	—	—	(1,247,519)		(1,247,519)
Balance at September 30, 2020	3,543,751	$354	$4,584,852	$(13,994,720)		$(9,409,514)

See accompanying notes.

Ocuphire Pharma, Inc.
Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating activities
Net loss	$(5,940,017)	$(3,825,949)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	993,146	229,791
Depreciation	7,380	1,515
Non-cash acquired in-process research and development	2,126,253	—
Non-cash interest on convertible notes	432,561	160,187
Non-cash interest on convertible notes – related party	44,866	29,603
Non-cash discount amortization on convertible notes	873,518	684,015
Non-cash discount amortization on convertible notes – related party	70,727	64,756
Fair value change in premium conversion derivatives	(157,942)	161,675
Gain on note extinguishment	(1,260,350)	—
Change in assets and liabilities:
Prepaid expenses and other assets	126,314	(11,956)
Accounts payable	213,810	(87,257)
Accrued and other liabilities	30,917	137,355
Net cash used in operating activities	(2,438,817)	(2,456,265)
Investing activities
Purchases of property and equipment	—	(24,937)
Net cash used in investing activities	—	(24,937)
Financing activities
Proceeds from issuance of convertible notes	1,747,500	3,532,500
Proceeds from issuance of convertible notes – related party	—	223,040
Deferred offering costs	(123,201)	—
Issuance costs attributed to convertible notes	(239)	(1,698)
Net cash provided by financing activities	1,624,060	3,753,842
Net (decrease) increase in cash and cash equivalents	(814,757)	1,272,640
Cash and cash equivalents at beginning of period	1,536,917	451,342
Cash and cash equivalents at end of period	$722,160	$1,723,982
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$—	$—
Supplemental non-cash financing transactions:
Bifurcation and modification of premium conversion derivatives related to convertible notes	$831,172	$1,099,609
Non-cash change in deferred offering costs	$1,268,283	$—
Unpaid issuance costs attributed to convertible notes	$10,256	$—
Proceeds receivable from convertible note issuance	$450,000	$—

See accompanying notes.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

1. Company Description and Summary of Significant Accounting Policies

Nature of Business

Ocuphire Pharma, Inc. (Ocuphire or the Company) was incorporated as a C-corporation in the state of Delaware on February 21, 2018.  On April 9, 2018, Ocularis Pharma, LLC, a Delaware limited liability company (LLC), and Ocularis Pharma, Inc., an Illinois Subchapter S-corporation (the S-Corp), entered into merger agreements with Ocuphire whereby the LLC and the S-Corp were merged with and into Ocuphire effective April 10, 2018 (the LLC Merger), with Ocuphire as the surviving entity. All outstanding membership interests of the LLC and all outstanding shares of capital stock of the S-Corp were exchanged for shares of Ocuphire common stock. One of the purposes of the LLC Merger was to convert the LLC to a C-corporation.  All financial results presented prior to April 10, 2018 are from the operations of the LLC. The S-Corp did not have an integrated set of activities that contained the required complement of inputs, processes and outputs to be considered a business. As such, the S-Corp with regard to the LLC Merger was accounted for as an asset acquisition as prescribed under Accounting Standards Codification (ASC) 805 – Business Combinations. The S-Corp was deemed to have nominal value on the date of the LLC Merger. Lastly, the LLC Merger was between entities under common control. As a result, the net assets assumed were at carrying value and therefore no gain (loss) was recognized upon completion of the LLC Merger.

The Company’s headquarters is located in Farmington Hills, Michigan. The Company is a clinical-stage ophthalmic biopharmaceutical company focused on developing and commercializing therapies for the treatment of several eye disorders. The Company’s pipeline currently includes two small molecule product candidates targeting front and back of the eye indications. The Company’s lead product candidate, Nyxol® Eye Drops (Nyxol), is a once-daily eye drop formulation of phentolamine mesylate designed to reduce pupil diameter and improve visual acuity. Nyxol has been studied across three Phase 1 and four Phase 2 trials totaling over 230 patients and has demonstrated promising clinical data for use in multiple ophthalmic indications. The Company plans to initiate a Phase 3 trial for the treatment of NVD and a Phase 3 trial for pharmacologically-induced mydriasis in the fourth quarter of 2020, and a Phase 2 trial in combination with low dose pilocarpine for presbyopia in the first quarter of 2021. The Company’s second product candidate, APX3330, is a twice-a-day oral tablet, designed to target multiple pathways relevant to retinal and choroidal vascular diseases, such as diabetic retinopathy (DR) and diabetic macular edema (DME). Prior to the Company’s in-licensing of the product candidate, APX3330 had been studied by third parties in six Phase 1 and five Phase 2 trials totaling over 440 patients, for inflammatory and oncology indications, and had demonstrated promising evidence of tolerability, pharmacokinetics, durability and target engagement. The Company plans to initiate a Phase 2 trial for APX3330 in the first quarter of 2021 for the treatment of moderately severe non-proliferative DR (NPDR) and mild proliferative DR (PDR), as well as patients with DME without loss of central vision. The Company has also in-licensed additional second generation product candidates, analogs of APX3330, including APX2009 and APX2014. As part of its strategy, Ocuphire will continue to explore opportunities to acquire additional ophthalmic assets and to seek strategic partners for late stage development, regulatory preparation and commercialization of drugs in key global markets.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

1. Company Description and Summary of Significant Accounting Policies (continued)

The Company has sustained operating losses since inception and expects such losses to continue  indefinitely until a sustained revenue source is realized. Management plans to continue financing the operations through additional issuances of the Company’s equity and debt securities. If adequate funds are not available, the Company may be required to delay, reduce the scope of, or eliminate part or all of its research and development programs.

Reverse Merger with Rexahn

On June 17, 2020, Ocuphire, Rexahn Pharmaceuticals, Inc., a Delaware corporation (Rexahn), Razor Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Rexahn (Merger Sub), entered into an Agreement and Plan of Merger and Reorganization, as amended on June 29, 2020 (as amended, the Merger Agreement), pursuant to which, among other things, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub would merge with and into Ocuphire, with Ocuphire continuing as a wholly-owned subsidiary of Rexahn and the surviving corporation of the merger (the Merger). The Merger closed on November 5, 2020.  Upon completion of the Merger, Rexahn changed its name to Ocuphire Pharma, Inc. and changed its ticker symbol on the Nasdaq Capital Market to “OCUP”. See Note 10 Subsequent Events.

Basis of Presentation

The accompanying condensed financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations.

The December 31, 2019 condensed balance sheet was derived from audited financial statements, and may not include all disclosures required by GAAP; however, the Company believes that the disclosures are adequate to make the information presented not misleading. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto for the fiscal year ended December 31, 2019.

In the opinion of management, all adjustments, consisting of only normal recurring adjustments that are necessary to present fairly the financial position, results of operations, and cash flows for the interim periods, have been made. The results of operations for the interim periods are not necessarily indicative of the operating results for the full fiscal year or any future periods.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

1. Company Description and Summary of Significant Accounting Policies (continued)

Going Concern

The Company’s ability to continue operating as a going concern is contingent upon, among other things, its ability to secure additional financing and to achieve and maintain profitable operations. The Company plans to issue additional equity instruments to finance operating and working capital requirements. While the Company expects to obtain the additional financing that is needed, there is no assurance that the Company will be successful in obtaining the necessary funding for future operations. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Common Stock Valuation

Due to the absence of an active market for the Company’s common stock, the Company utilized methodologies in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, to estimate the fair value of its common stock. The valuation methodology includes estimates and assumptions that require the Company’s judgment. These estimates and assumptions include a number of objective and subjective factors, including external market conditions affecting the biotechnology industry sector, and the likelihood of achieving a liquidity event, such as an initial public offering (IPO), reverse merger or sale. Significant changes to the key assumptions used in the valuations could result in different fair values of common stock at each valuation date.

For the valuation of equity awards granted in September 2020, the Company used a contemporaneous third-party valuation of $7.89 per share. For the valuation of equity awards granted in April 2020 and June 2020, the Company applied a straight-line calculation using the contemporaneous third-party valuations of $1.74 per share as of March 31, 2020 and $9.54 per share as of June 18, 2020 to determine the fair value of the Company’s common stock. Using the benefit of hindsight, the Company determined that the straight-line calculation would provide the most reasonable conclusion for the valuation of the Company’s common stock on these interim dates between valuations because the Company did not identify any single event or series of events that occurred during this interim period that would have caused a material change in fair value. Based on this calculation, the Company assessed the fair value of its common stock for awards granted in April 2020 and June 2020 at $2.33 and $8.65 per share, respectively.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

1. Company Description and Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by the Company’s chief operating decision maker in deciding how to allocate resources and assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer. The Company’s Chief Executive Officer views the Company’s operations and manages its business in one operating segment, which is the business of development and commercialization of products related to vision performance and health. Accordingly, the Company has a single reporting segment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less at the time of deposit to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. The Company’s cash is held by one financial institution in the United States. Amounts on deposit may at times exceed federally insured limits. Management believes that the financial institution is financially sound, and accordingly, minimal credit risk exists with respect to the financial institution. As of September 30, 2020, the Company had deposits that exceeded federally insured amounts by $472,258.

General and Administrative Expenses

General and administrative expenses (G&A) consist primarily of personnel-related costs, including salaries and stock-based compensation costs, for personnel in functions not directly associated with research and administrative activities. Other significant costs include legal fees relating to intellectual property and corporate matters, professional fees for accounting and tax services, and other services provided by business consultants.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

1. Company Description and Summary of Significant Accounting Policies (continued)

Research and Development

Research and development expenses (R&D) consist of costs incurred in performing research and development activities, including compensation for research and development employees and consultants, costs associated with preclinical studies and clinical trials, regulatory activities, manufacturing activities to support clinical activities, license fees, nonlegal patent costs, fees paid to external service providers that conduct certain research and development, and an allocation of overhead expenses.

Acquired In‑Process Research and Development Expenses

The Company includes costs to acquire or in‑license product candidates as acquired in‑process research and development expenses (IPR&D). These costs are immediately expensed provided that the payments do not also represent processes or activities that would constitute a “business” as defined under GAAP or provided that the product candidate has not achieved regulatory approval for marketing, and absent obtaining such approval, has no alternative future use. Royalties owed on future sales of any licensed product will be expensed in the period the related revenues are recognized. See Note 8 – Apexian Sublicense Agreement.

Other (Expense) Income, net

Other expense includes non-operating transaction costs, including legal and advisory fees, related principally to potential asset acquisitions when incurred. Other income represents interest income related to cash and cash equivalent investments and reimbursements from grants and other sources. The non-operating transaction costs, interest income and other reimbursements are included in the other (expense) income, net line item in the accompanying condensed statements of comprehensive loss.

Share‑Based Compensation

The Company accounts for share‑based compensation in accordance with the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC 718), Compensation — Stock Compensation. Accordingly, compensation costs related to equity instruments granted are recognized at the grant‑date fair value. The Company records forfeitures when they occur. Share‑based compensation arrangements to non‑employees are accounted for in accordance with the applicable provisions of ASC 718 using a fair value approach.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

1. Company Description and Summary of Significant Accounting Policies (continued)

Premium Conversion Derivatives

The Company evaluates all conversion and redemption features contained in a debt instrument to determine if there are any embedded derivatives that require separation from the host debt instrument. An embedded derivative that requires separation is bifurcated from its host debt instrument and a corresponding discount to the host debt instrument is recorded. The discount is amortized and recorded to interest expense over the term of the host debt instrument using the straight-line method which approximates the effective interest method. The embedded derivative is accounted for separately on a fair market value basis. The Company records the fair value changes of a separated embedded derivative at each reporting period in the fair value change in premium conversion derivatives line item in the accompanying condensed statements of comprehensive loss. The Company determined that the redemption features under the convertible notes qualified as embedded derivatives and were separated from their debt hosts.

Fair Value Measurements

The Company follows accounting guidance that emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements are defined on a three-level hierarchy:

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

1. Company Description and Summary of Significant Accounting Policies (continued)

•	Level 1 inputs: Unadjusted quoted prices for identical assets or liabilities in active markets;

•
Level 2 inputs: Quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active, or inputs which are observable, whether directly or indirectly, for substantially the full term of the asset or liability; and

•
Level 3 inputs: Unobservable inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability in which there is little, if any, market activity for the asset or liability at the measurement date.

As of September 30, 2020 and December 31, 2019, the fair values of cash, prepaid and other assets, deferred costs, accounts payable and accrued expenses approximated their carrying values because of the short-term nature of these assets or liabilities. The estimated fair value of the Company’s convertible notes was based on amortized cost which was deemed to approximate fair value. The fair value of the premium conversion derivatives was based on cash flow models discounted at current implied market rates evidenced in recent arms-length transactions representing expected returns by market participants for similar instruments and are based on Level 3 inputs. There were no transfers between fair value hierarchy levels during the three and nine months ended September 30, 2020 and 2019.

The fair value of financial instruments measured on a recurring basis is as follows:

	As of September 30, 2020
Description	Total	Level 1	Level 2	Level 3
Liabilities:
Premium conversion derivatives	$300,378	$—	$—	$300,378
Total liabilities at fair value	$300,378	$—	$—	$300,378

	As of December 31, 2019
Description	Total	Level 1	Level 2	Level 3
Liabilities:
Premium conversion derivatives	$2,713,668	$—	$—	$2,713,668
Total liabilities at fair value	$2,713,668	$—	$—	$2,713,668

The following table provides a roll-forward of the premium conversion derivatives measured at fair value on a recurring basis using unobservable level 3 inputs for the nine months ended September 30, 2020 and 2019:

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

1. Company Description and Summary of Significant Accounting Policies (continued)

	2020	2019
Premium conversion derivatives
Balance as of beginning of period	$2,713,668	$304,712
Value assigned to the underlying derivatives in connection with convertible notes	831,172	1,099,609
Revaluation due to convertible note extinguishment	(3,086,520)	—
Change in fair value of premium conversion derivatives	(157,942)	161,675
Balance as of end of period	$300,378	$1,565,996

There were no financial instruments measured on a non-recurring basis for any of the periods presented.

Income Taxes

The Company utilizes the liability method of accounting for income taxes as required by ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Currently, there is no provision for income taxes, as the Company has incurred operating losses to date, and a full valuation allowance has been provided on its net deferred tax assets. The LLC was treated as a partnership for federal and state income tax purposes. Accordingly, no provision with regard to the LLC’s operations was made for income taxes for periods prior to the LLC Merger.

Property and Equipment, net

Property and equipment, net is recorded at cost and reduced by accumulated depreciation. Depreciation expense is recognized over the estimated useful lives of the assets using the straight-line method. Equipment and furniture is depreciated over a five year estimated useful life. Tangible assets acquired for research and development activities which have alternative use are capitalized and depreciated over the useful life of the acquired asset. Estimated useful lives are periodically reviewed, and when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts. Maintenance and repairs are charged directly to expense as incurred.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

1. Company Description and Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (ASU) 2014‑09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in FASB ASC 605. The new guidance primarily states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The Company adopted this standard on January 1, 2019 and selected the modified retrospective transition method. The Company modified its accounting policies to reflect the requirements of this standard; however, the adoption did not affect the Company’s financial statements and related disclosures for the periods presented as the Company has yet to generate any revenues.

In January 2016, the FASB issued ASU No. 2016‑01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in 2019 for private entities. The Company adopted this standard on January 1, 2019 and the standard did not have a material impact on the Company’s financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The objective of this ASU is to eliminate the diversity in practice related to the classification of restricted cash or restricted cash equivalents in the statement of cash flows. This ASU is effective for annual reporting periods beginning after December 15, 2018 for private entities, with early adoption permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company adopted this standard on January 1, 2019 and the standard did not have a material impact on the Company’s financial statements.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

1. Company Description and Summary of Significant Accounting Policies (continued)

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (ASU 2018-07), which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should generally apply the requirements of Topic 718 to nonemployee awards except in circumstances where there is specific guidance on inputs to an option pricing model and the attribution of cost. ASU 2018-07 specifies that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. This guidance is effective for annual reporting periods beginning after December 15, 2019, with early adoption permitted, but no earlier than an entity’s adoption date of ASC 606. The Company early adopted ASU 2018-07 effective January 1, 2019. The guidance did not have an impact to the Company’s financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (ASU 2018-13). This new guidance modifies the disclosure requirements on fair value measurements, including removal and modifications of various current disclosures as well as some additional disclosure requirements for Level 3 fair value measurements. Some of these disclosure changes must be applied prospectively while others retrospectively depending on requirement. This guidance is required to be adopted by the Company beginning in fiscal year 2020 with early adoption permitted. The Company adopted the new guidance on January 1, 2020 and the adoption did not have an impact on its financial statements.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

1. Company Description and Summary of Significant Accounting Policies (continued)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequently amended the guidance relating largely to transition considerations under the standard in January 2017, July 2018 and March 2019. The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The Company adopted the new guidance on January 1, 2019 and the adoption did not have an impact on its financial statements.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which changes the accounting and earnings per share for certain instruments with down round features. The amendments in this ASU should be applied using a cumulative-effect adjustment as of the beginning of the fiscal year or retrospective adjustment to each period presented. The Company adopted the new guidance on January 1, 2020 and the adoption did not have an impact on its financial statements.

The FASB issued ASU 2019-12, Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes. The new guidance simplifies the accounting for income taxes by eliminating certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, hybrid taxes and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. For private entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2021 and interim periods within those fiscal years. Early adoption is permitted in interim or annual periods with any adjustments reflected as of the beginning of the annual period that includes that interim period. Additionally, entities that elect early adoption must adopt all the amendments in the same period. Amendments are to be applied prospectively, except for certain amendments that are to be applied either retrospectively or with a modified retrospective approach through a cumulative effect adjustment recorded to retained earnings. The Company adopted the guidance effective April 1, 2020. The adoption of the guidance did not have a material impact on the Company’s financial statements.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

1. Company Description and Summary of Significant Accounting Policies (continued)

In August 2020, FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which, among other things, provides guidance on how to account for contracts on an entity’s own equity. This ASU eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, this ASU modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. The amendments in this ASU are effective for private entities and smaller reporting companies (as defined by the SEC) for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of ASU 2020-06 on its  financial statements.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

2. Commitments and Contingencies

Apexian Sublicense Agreement

On January 21, 2020, the Company entered into a sublicense agreement with Apexian Pharmaceuticals, Inc., pursuant to which it obtained exclusive worldwide patent and other intellectual property rights. In exchange for the patent and other intellectual rights, the Company agreed to certain milestone and royalty payments on future sales (See Note 8 — Apexian Sublicense Agreement). As of September 30, 2020, there was sufficient uncertainty with regard to both the outcome of the clinical trials and the ability to obtain sufficient funding to support any of the cash milestone payments under the sublicense agreement, and as such, no liabilities were recorded related to the sublicense agreement.

Facility Lease

In May 2019, the Company entered into a short term non-cancellable facility lease (the Lease) for its operations and headquarters for a seven-month term beginning in June 2019. In October 2019, the Lease was amended to extend the term to December 31, 2020. The monthly base rent is approximately $2,975. See Note 10 – Subsequent Events.

The rent expense associated with the Lease amounted to $12,114 and $30,244 during the three and nine months ended September 30, 2020, respectively, and $8,502 and $10,783 during the three and nine months ended September 30, 2019. Total expected rental payments under the Lease for the year ended December 31, 2020 is approximately $36,000.

Pre-Merger Financing

Securities Purchase Agreement

On June 17, 2020, Ocuphire, Rexahn and certain investors (the Investors) entered into a Securities Purchase Agreement (the Original Securities Purchase Agreement), which was amended and restated in its entirety on June 29, 2020 (as amended and restated, the Securities Purchase Agreement).  Pursuant to the Securities Purchase Agreement, the Investors agreed to invest a total of $21.15 million in cash, inclusive of the commitment by the Company’s directors to invest $1.15 million, (the Purchase Price and the financing arrangement described herein, the Pre-Merger Financing) to fund the combined company following the Merger (the Combined Company). In return, based on an agreed upon pre-money valuation of the Combined Company following the Merger of $120 million, Ocuphire agreed to issue an amount of shares (the Initial Shares) of Ocuphire common stock, par value $0.0001 (the Ocuphire Common Stock) to the Investors, which shares were to be exchangeable in the Merger for approximately 15% of the Pre-Merger Financing fully diluted shares. In addition, (i) Ocuphire agreed to deposit three times the number of Initial Shares of Ocuphire Common Stock (the Additional Shares, and together with the Initial Shares the Pre-Merger Financing Shares) into escrow with an escrow agent for the benefit of the Investors, to be exchanged for Rexahn common stock in the Merger, and to be delivered, in whole or in part, based on the formula set forth below, out of escrow to the Investors if 85% of the average of the five lowest volume-weighted average trading prices of a share of Rexahn common stock on the Nasdaq Capital Market (Nasdaq) during the first ten trading days (or earlier at the election of any Investor) immediately following the closing date of the Pre-Merger Financing (which closing date will be the same date as the Closing of the Merger) is lower than the effective price per share paid by the Investors for the number of shares of Rexahn common stock issued to the Investors at the Effective Time in exchange for the Initial Shares (the “Converted Initial Shares”), and (ii) on the tenth trading day following the closing date of the Pre-Merger Financing (the Warrant Closing Date), Rexahn will issue to the Investors (x) Series A warrants to purchase shares of Rexahn common stock, as further described below (the Series A Warrants) and (y) Series B warrants to purchase shares of Rexahn common stock, as further described below (the Series B Warrants, together with the Series A Warrants, the Investor Warrants”). See Note 10 – Subsequent Events.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

2. Commitments and Contingencies (continued)

Series A Warrants

The Series A Warrants will be issued on the Warrant Closing Date, will have an initial exercise price per share equal to 120% of the per share Final Purchase Price, will be immediately exercisable and will have a term of five years from the date of issuance. The Series A Warrants issued to each Investor will initially be exercisable for an amount of Rexahn common stock equal to the sum of (i) the number of Converted Initial Shares issued to the Investor, (ii) the number of shares of Rexahn common stock issued to the escrow agent at such time in exchange for the Additional Shares (the Converted Additional Shares) delivered or deliverable to the Investor as of the Warrant Closing Date and (iii) the number of shares, if any, underlying the Series B Warrants held by the Investor as of the Warrant Closing Date.

The Series A Warrants provide that, until the second anniversary of the date on which all shares of Rexahn common stock issued and issuable to the Investors (including any shares underlying the Investor Warrants) (the Underlying Securities) may be sold without restriction or limitation pursuant to Rule 144 (provided that the combined company satisfies the current public information requirements under Rule 144(c), and if it does not satisfy such requirements (a Public Information Failure), the second anniversary of such later date on which the Public Information Failure is cured and no longer prevents the Investors from selling all of the Underlying Securities), if Rexahn publicly announces, issues or sells, enters into a definitive, binding agreement pursuant to which Rexahn is required to issue or sell or is deemed, pursuant to the provisions of the Series A Warrants, to have issued or sold, any shares of Rexahn common stock for a price per share lower than the exercise price then in effect, subject to certain limited exceptions, then the exercise price of the Series A Warrants will be reduced to such lower price per share. Further, on each Reset Date (as defined below) the Series A Warrants will be adjusted downward (but not increased) such that the exercise price thereof becomes 120% of the Reset Price (as defined below), and the number of shares underlying the Series A Warrants will be increased (but not decreased) to the quotient of (a) (i) the exercise price in effect prior to such Reset (as defined below) multiplied by (ii) the number of shares underlying the Series A Warrants prior to the Reset divided by (b) the resulting exercise price. In addition, the exercise price and the number of shares of Rexahn common stock issuable upon exercise of the Series A Warrants will also be subject to adjustment in the event of any stock splits, dividends or distributions or other similar transactions.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

2. Commitments and Contingencies (continued)

Series B Warrants

The Series B Warrants will be issued to each Investor on the Warrant Closing Date, and each Investor’s Series B Warrants will have an exercise price per share of $0.0001, will be immediately exercisable and will expire on the day following the later to occur of (i) one year after the Warrant Closing Date, and (ii) the date on which the Investor’s Series B Warrants have been exercised in full (without giving effect to any limitation on exercise contained therein) and no shares remain issuable thereunder. Each Investor’s Series B Warrants will be initially exercisable for an amount of Rexahn common stock equal to the number (if positive) obtained by subtracting (i) the sum of (a) the number of Converted Initial Shares issued to the Investor and (b) the number of Converted Additional Shares delivered or deliverable to the Investor as of the Warrant Closing Date, from (ii) the quotient determined by dividing (a) the pro rata portion of the Purchase Price paid by the Investor by (b) 85% of the average of the five lowest volume-weighted average trading prices of a share of Rexahn common stock on Nasdaq during the first ten trading days (or earlier at the election of any Investor) immediately following the Closing of the Merger, subject to the Floor Price (as defined below).

Additionally, every ninth trading day up to and including the 45th trading day (each, a Reset Date) following (i) the earlier date to occur of (x) such time as all of the Underlying Securities may be sold without restriction or limitation pursuant to Rule 144 and (y) six months following the issuance date  (such earlier date, the Six Month Reset Date) and (ii) if a Public Information Failure has occurred at any time following the Six Month Reset Date, the earlier to occur of (x) the date that such Public Information Failure is cured and no longer prevents the holder from selling all Underlying Securities pursuant to Rule 144 without restriction or limitation and (y) the earlier to occur of (I) the date all of the Underlying Securities may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) and (II) one year after the issuance date (each such date provided in the foregoing clauses (i), (ii) and (iii), an End Reset Measuring Date) (such 45 trading day period, the Reset Period and each such 45th trading day after an End Reset Measuring Date, an End Reset Date), the number of shares issuable upon exercise of each Investor’s Series B Warrants shall be increased (a Reset) to the number (if positive) obtained by subtracting (i) the sum of (a) the number of Converted Initial Shares issued to the Investor and (b) the number of Converted Additional Shares delivered or deliverable to the Investor as of the Warrant Closing Date, from (ii) the quotient determined by dividing (a) the pro rata portion of the Purchase Price paid by the Investor, by (b) the greater of (x) the arithmetic average of the five lowest dollar volume-weighted average prices of a share of Rexahn common stock on Nasdaq during the applicable Reset Period immediately preceding the applicable Reset Date to date and (y) a floor price per share (the Floor Price) calculated based on a pre-money valuation (of the Combined Company, assuming for this purpose the pre-money issuance of the Converted Initial Shares and Converted Additional Shares) of $10 million (such number resulting in this clause (b), the Reset Price).

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

2. Commitments and Contingencies (continued)

Other

In the ordinary course of business, from time to time, the Company may be subject to a broad range of claims and legal proceedings that relate to contractual allegations, patent infringement and other claims. In addition, the Company from time to time may be potentially committed to reimburse third parties for costs incurred associated with business development related transactions upon the achievement of certain milestones. The Company establishes accruals when applicable for matters and commitments which it believes losses are probable and can be reasonably estimated. To date, no loss contingency for such matters and potential commitments have been recorded. Although it is not possible to predict with certainty the outcome of these matters or potential commitments, the Company is of the opinion that the ultimate resolution of these matters and potential commitments will not have a material adverse effect on its results of operations or financial position.

3. Supplemental Balance Sheet Information

Property and Equipment, net

Property and equipment held for use by category as of:
	September 30, 2020	December 31, 2019
Equipment	$20,175	$20,175
Furniture	4,762	4,762
Total property and equipment	24,937	24,937
Less accumulated depreciation	(10,142)	(2,762)
Property and equipment, net	$14,795	$22,175

Depreciation expense for the three and nine months ended September 30, 2020 was $1,009 and $7,380, respectively. Depreciation expense was $1,156 and $1,515 for the three and nine month periods ended September 30, 2019, respectively.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

3. Supplemental Balance Sheet Information (continued)

Accrued Liabilities

Accrued liabilities consist of the following as of:

	September 30, 2020	December 31, 2019

Deferred offering and issuance costs	$1,170,020	$—
Payroll	401,342	350,082
Professional services	194,350	262,397
Other	81	9,192
Total	$1,765,793	$621,671

4. Convertible Notes

The Company entered into a series of convertible note financings (the Convertible Notes) with certain investors beginning on May 25, 2018. The total issuance of Convertible Notes through September 30, 2020 amounted to $8,472,500 (see Note 5 – Related Party Transactions).

On June 8, 2020, the Company amended the Convertible Notes (the Conversion Agreement). Under the Conversion Agreement, upon such date selected by the Company following Rexahn’s receipt of the required Rexahn stockholder vote and prior to the effectiveness of the Merger, each Convertible Note shall automatically and without any action required by any purchaser or the Company be cancelled and, simultaneously with such cancellation, convert into that number of fully paid and non-assessable shares of the Company’s common stock that is equal to 175% times  the outstanding principal and accrued but unpaid interest (Note Value) divided by the conversion price (the Conversion Price), rounded to the nearest whole share. The Conversion Price has the meaning of the per share price resulting from the quotient of (1) $100,000,000 less the aggregate amount of 175% times the Note Value of all of the Convertible Notes divided by (2) the fully diluted shares (the Fully Diluted Shares). Fully Diluted Shares has the meaning of: (1) all of the issued outstanding shares of the Company’s common stock; and (2) the aggregate number of shares of the Company’s common stock reserved for issuance under all outstanding options or other awards under equity incentive plans of the Company in effect as of such date of determination.

The addition of the new conversion feature under the Conversion Agreement represented a substantial modification to the Convertible Notes, and as such, the Company recorded the modification as a note extinguishment. On the modification date, the fair value of the Convertible Notes (inclusive of the embedded features) was $1,260,350 lower upon modification than the aggregate of the carrying value of the Convertible Notes and the fair value of the embedded features; the difference was recorded as a gain on note extinguishment in the accompanying condensed statements of comprehensive loss for the nine months ended September 30, 2020.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

4. Convertible Notes (continued)

Lastly, an increase to additional paid-in capital in the amount of $970,628 was recorded in connection with the Conversion Agreement to account for the excess of the Convertible Notes’ fair value over the aggregate value of outstanding note principal, accrued interest and fair value of the premium conversion derivatives upon execution of the Conversion Agreement. See Note 10 – Subsequent Events.

Previous to the Conversion Agreement, the Convertible Notes were amended on January 22, 2019 and again on November 20, 2019. The January 2019 amendment was accounted for as a note modification for financial accounting purposes. The modification resulted in an additional discount to the Convertible Notes in the amount of $58,837 with a corresponding increase to the premium conversion derivative liability.

The Convertible Notes accrue interest at a rate of 8% per annum, calculated on a 365-day year basis. Interest expense on principal during the three and nine months ended September 30, 2020 was $170,843 and $477,427, respectively, and $104,000 and $189,790 during the three and nine months ended September 30, 2019, respectively.

The outstanding principal of, and accrued interest on the Convertible Notes were payable on demand, in the absence of the Merger closing discussed above, at any time as of the first to occur of (i) September 30, 2020 or (ii) an event of default (each defined by the Convertible Notes as a Payoff Event). If, prior to a Payoff Event, the Company (i) completed an initial public offering (IPO), (ii) completed a change in control (CIC), (iii) completed a sale and issuance of its capital stock resulting in gross proceeds to the Company of at least $5 million (Qualified Financing), or (iv) completed a reverse merger transaction (Reverse Merger), then the outstanding principal of, and accrued but unpaid interest on the Convertible Notes would have automatically converted upon the earliest of such events to occur as follows:

•
IPO: The Convertible Notes would have automatically converted into the number of fully paid and non-assessable shares of the Company’s common stock equal to One Hundred and Seventy-Five Percent (175%) times Note Value divided by the per share price such shares were issued to purchasers of the Company’s equity securities in the IPO rounded to the nearest whole share.

•
CIC: The Convertible Notes would have automatically converted  prior to the effectiveness of such CIC into that number of fully paid and non-assessable shares of the Company’s common stock equal to Two Hundred Percent (200%) of the Note Value divided by the per share price of the Company’s common stock at which the Company’s common stock was valued in such CIC (after giving effect to such conversion). The Convertible Note holder would have been entitled to the same contractual rights and would have been bound by the same restrictions and obligations as the other stockholders of the Company in such CIC.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

4. Convertible Notes (continued)

•
Qualified Financing: The Convertible Notes would have automatically converted into that number of fully paid and non-assessable shares of the Company that were issued by the Company in the Qualified Financing, determined by dividing an amount equal to One Hundred and Seventy-Five Percent (175%) times the Note Value by the per share price such shares of the Company were issued to purchasers of the Company’s equity securities in the Qualified Financing, rounded to the nearest whole share. The Convertible Note holder would have been  entitled to the same contractual rights and would have been bound by the same restrictions and obligations as the other purchasers of shares in the Qualified Financing. A Qualified Financing was defined as a sale and issuance of capital stock of the Company (or its successor) in a single transaction or series of related transactions resulting in gross proceeds to the Company of not less than $5,000,000 (including new equity investment of at least $1,000,000 plus the sum of the outstanding principal amount of the Convertible Notes being so converted under this provision).

•
Reverse Merger (excluding close of Merger with Rexahn): The Convertible Notes would have automatically converted into that number of fully paid and non-assessable shares of the Combined Company whose shares were publicly traded in the United States or other jurisdiction following the completion of the Reverse Merger (the Reverse Merger Parent), determined by dividing an amount equal to One Hundred and Seventy-Five Percent (175%) times the Note Value divided by the per share price at which such shares were issued by the Reverse Merger Parent in such Reverse Merger, rounded to the nearest whole share. The Convertible Note holder would have been entitled to the same contractual rights and would have been bound by the same restrictions and obligations as the other stockholders of the Company in the Reverse Merger.

The Company was not permitted to prepay the Convertible Notes prior to a Payoff Event. The Convertible Notes contained default provisions, and when triggered, the holders of the Convertible Notes could have immediately accelerated payment of the Convertible Notes and the outstanding principal and interest would have become payable immediately. During a period of default, interest would have been assessed at a 12% per annum rate.

Redemption Features

The Company determined that all of the conversion provisions, except for the conversion provision upon Merger close, were redemption features that qualified as embedded derivatives. The qualifying embedded derivatives were collectively separated from their debt host upon the issuance of the Convertible Notes. The bifurcation of the embedded derivatives from the debt host resulted in a discount to the Convertible Notes in the amount of zero and $831,172 during the three and nine months ended September 30, 2020, respectively, and zero and $1,099,609 during the three and nine month periods ended September 30, 2019, respectively. The embedded derivatives were accounted for separately on a fair market value basis. The fair value of the derivatives was $300,378 and $2,713,668 at September 30, 2020 and December 31, 2019, respectively, and was included in the premium conversion derivatives line item on the accompanying condensed balance sheets. The Company recorded the fair value changes of the premium conversion derivatives to the fair value change line item in the accompanying condensed statements of comprehensive loss which amounted to a benefit of  $(879,386) and $(157,942) during the three and nine months ended September 30, 2020, respectively, and an expense of $29,592 and $161,675 during the three and nine months ended September 30, 2019, respectively.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

4. Convertible Notes (continued)

The Company recorded a discount to the Convertible Notes, attributed to both third party costs in connection with the note extinguishment and note issuance costs, of zero and $10,495 during the three and nine months ended September 30, 2020, respectively, and zero and $1,698 associated with note issuance costs during the three and nine month periods ended September 30, 2019, respectively.

The note discounts were amortized to interest expense over the term of the Convertible Notes using the straight-line method which approximates the effective interest method and amounted to $8,205 and $944,245 during the three and nine months ended September 30, 2020, respectively, and $514,692 and $748,771 during the three and nine months ended September 30, 2019, respectively.

5. Related Party Transactions

The Company incurred consulting expenses from one officer who is also a board member in the amount of zero and $29,222 during the three and nine months ended September 30, 2019, respectively. There were no consulting expenses from any officer during the three and nine month period ended September 30, 2020. None of the consulting expenses to the officer were unpaid as of September 30, 2020 and December 31, 2019.

Convertible Notes with Related Parties

The Company entered into Convertible Notes with certain investors beginning on May 25, 2018. Through September 30, 2020, Convertible Notes in the principal aggregate amount equal to $747,086 were issued to four board members and to two officers, one of which was also a board member of the Company. See Note 4 – Convertible Notes.

Apexian Sublicense Agreement

The Company entered into a sublicense agreement with Apexian Pharmaceuticals, Inc. (Apexian) and issued a total of 843,751 shares of common stock to Apexian and to certain affiliates of Apexian.  See Note 8 – Apexian Sublicense Agreement.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

6. Share-based Compensation

Share-based compensation expense was included in general and administrative and research and development costs as follows in the accompanying condensed statements of comprehensive loss for the periods indicated below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
General and administrative	$224,120	$42,735	$425,581	$132,960
Research and development	391,238	30,570	567,565	96,831
Total share-based compensation	$615,358	$73,305	$993,146	$229,791

Stock Options

In April 2018, the Company adopted a 2018 Equity Incentive Plan (the 2018 Plan) under which 1,175,000 shares of the Company’s common stock were reserved for issuance to employees, directors, and consultants upon the amendment of the 2018 Plan in December 2019. The 2018 Plan permits the grant of incentive and non‑statutory stock options, appreciation rights, restricted stock, restricted stock units, performance stock and cash awards, and other share‑based awards. During the three and nine months ended September 30, 2020, 21,200 and 221,481 stock options to consultants and employees were granted, respectively, generally vesting over a twelve (12) to twenty-eight (28) month period. During the three and nine month periods ended September 30, 2019, 29,000 and 76,500 stock options to consultants were granted, respectively, generally vesting over a twelve (12) month period. The share-based compensation expense attributed to the stock options during the three and nine months ended September 30, 2020 was $615,358 and $993,146, respectively. The share-based compensation expense attributed to the stock options during the three and nine month periods ended September 30, 2019 was $73,305 and $206,152, respectively.

The weighted average fair value per share of options granted during the three and nine months ended September 30, 2020 was $6.63 and $6.35, respectively. The weighted average fair value per share of options granted during the three and nine month periods ended September 30, 2019 was $0.89 and $0.81, respectively. The Company measures the fair value of stock options with service‑based and performance‑based vesting criteria to employees, consultants and directors on the date of grant using the Black‑Scholes option pricing model. The Company does not have history to support a calculation of volatility and expected term. As such, the Company has used a weighted‑average volatility considering the volatilities of several guideline companies.

For purposes of identifying similar entities, the Company considered characteristics such as industry, length of trading history, and stage of life cycle. The assumed dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. The average expected life of the options was determined in accordance with the “simplified method” as described in SEC Staff Accounting Bulletin 110, where appropriate, or based on the contractual term of the grant agreement. The risk‑free interest rate is determined by reference to implied yields available from U.S. Treasury securities with a remaining term equal to the expected life assumed at the date of grant. The Company records forfeitures when they occur.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

6. Share-based Compensation (continued)

The weighted‑average assumptions used in the Black‑Scholes option‑pricing model are as follows during the three and nine months ended September 30:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Expected stock price volatility	87.6%	87.2%	94.8%	86.0%
Expected life of options (years)	10.0	5.3	10.0	5.3
Expected dividend yield	0%	0%	0%	0%
Risk free interest rate	0.7%	1.6%	0.7%	1.9%

During the three and nine months ended September 30, 2020, 178,175 and 255,031 stock options vested, respectively. During the three and nine months ended September 30, 2019, 108,736 and 309,108 stock options vested, respectively. During the three and nine months ended September 30, 2020, 21,200 and 28,700 were forfeited, respectively.  No stock options were forfeited during the three and nine month period ended September 30, 2019.

Restricted Stock Awards

The Company did not grant any restricted stock awards (RSAs) during the three and nine months ended September 30, 2020 and 2019. The RSAs granted in fiscal 2018 were subject to various vesting schedules. A portion of the RSAs vested immediately upon issue with the remainder of shares generally vested ratably over a two (2) to twelve (12) month period coinciding with their respective service period requirements.  During the three and nine month periods ending September 30, 2019, zero and 61,100 RSAs vested, respectively. The RSAs were all fully vested as of September 30, 2019. No RSAs were forfeited during the periods presented. The share-based compensation expense attributed to the RSAs during the three and nine months ended September 30, 2019 was zero and $23,639, respectively.

As of September 30, 2020, no shares were available for future issuance under the 2018 Plan. Unrecognized share‑based compensation cost was $1,139,222 as of September 30, 2020. The unrecognized share‑based expense is expected to be recognized over a weighted average period of 0.8 years.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

7. Income Taxes

The effective tax rate for the three and nine months ended September 30, 2020 and 2019 was zero percent.

As of September 30, 2020 and December 31, 2019, a full valuation allowance has been established to reduce the Company’s net deferred income tax assets. As such, no tax benefit related to the Company’s pre-tax loss was recognized for any of the periods presented.

The Company’s corporate returns are subject to examination for the 2018 tax years for federal income tax purposes and subject to examination for the 2018 tax years in one state jurisdiction. Prior to these periods, the Company filed partnership returns, resulting in its income being passed through to its members. The Company does not have any reserves for income taxes that represent the Company’s potential liability for uncertain tax positions.

8.  Apexian Sublicense Agreement

On January 21, 2020, as amended on June 4, 2020, the Company entered into a sublicense agreement (the Sublicense Agreement) with Apexian, a related party, pursuant to which it obtained exclusive worldwide patent and other intellectual property rights that constitute a Ref-1 Inhibitor program relating to therapeutic applications to treat disorders related to ophthalmic and diabetes mellitus conditions. The lead compound in the Ref-1 Inhibitor program is APX3330, which the Company intends to develop as an oral pill therapeutic to treat diabetic retinopathy and diabetic macular edema initially, and potentially later to treat wet age-related macular degeneration.

In connection with the Sublicense Agreement, the Company issued a total of 843,751 shares of its common stock to Apexian, a related party, and to certain affiliates of Apexian. The share issuance transaction was recorded in the amount of $2,126,253 as IPR&D expense based on the fair market value of the common shares issued since no processes or activities that would constitute a “business” were acquired and none of the rights and underlying assets acquired had alternative future uses or reached a stage of technological feasibility. In addition, the Company shall pay any balance remaining of $400,000 of Ref-1 Inhibitor program costs to Apexian following the Company’s listing on a major stock exchange.

The Company also agreed to make one-time milestone payments under the Sublicense Agreement for each of the first ophthalmic indication and the first diabetes mellitus indication for the Development and Regulatory milestones, and once for each of the Sales milestones. These milestone payments include (i) payments for specified developmental and regulatory milestones (including completion of the first Phase 2 trial and the first Phase 3 pivotal trial in the United States, and filing and achieving regulatory approval from the FDA for the first New Drug Application for a compound) totaling up to $11 million in the aggregate and (ii) payments for specified sales milestones of up to $20 million in the aggregate, which net sales milestone payments are payable once, upon the first achievement of such milestone. Lastly, the Company also agreed to make a royalty payment equal to a single-digit percentage of its net sales of products associated with the covered patents under the Sublicense Agreement.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

8.  Apexian Sublicense Agreement (continued)

Beginning on December 31, 2020, if the Company has not (i) listed shares of its capital stock on a major stock exchange or (ii) completed a reverse merger or similar transaction with a corporation whose securities are listed on a major stock exchange, either the Company or Apexian may terminate the Sublicense Agreement. In the event of such termination, Apexian and its affiliates would forfeit their shares of the Company’s common stock and the Company’s intellectual property rights under the Sublicense Agreement would terminate. If it is not terminated pursuant to its terms, the Sublicense Agreement shall remain in effect until expiration of the last to expire of the covered patents.

None of the milestone or royalty payments were triggered as of September 30, 2020. See Note 10 – Subsequent Events.

9. Net loss per share

Basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings or loss per share of common stock is computed similarly to basic earnings or loss per share except the weighted average shares outstanding are increased to include additional shares from the assumed exercise of any common stock equivalents, if dilutive. The Company’s convertible notes, restricted stock awards and stock options, while outstanding, are considered common stock equivalents for this purpose. Diluted earnings is computed utilizing the treasury method for the restricted stock awards and stock options. Diluted earnings with respect to the convertible notes utilizing the if-converted method was not applicable during the periods presented as no conditions required for conversion had occurred. No incremental common stock equivalents were included in calculating diluted loss per share because such inclusion would be anti-dilutive given the net loss reported for the periods presented.

The following potential common shares were not considered in the computation of diluted net loss per share as their effect would have been anti-dilutive for the three and nine month periods ended September 30 presented below:

	2020	2019
Stock options	1,175,000	510,219

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

10. Subsequent Events

Ocuphire evaluated the impact of subsequent events through December 30, 2020, which is the date the financial statements were available to be issued.

Merger

On November 5, 2020, the Company completed its business combination with Rexahn in accordance with the terms of the Merger Agreement. Immediately after the Merger, there were approximately 7,091,878 shares of the Company’s common stock, par value $0.0001 per share (the Common Stock), outstanding (not including 3,749,992 Additional Shares under the Securities Purchase Agreement that were held in escrow subject to final adjustment). The former stockholders and optionholders of Ocuphire (including the Investors under the Securities Purchase Agreement) owned, or held rights to acquire, in the aggregate approximately 86.6% of the fully-diluted Common Stock, which for these purposes is defined as the outstanding Common Stock, plus outstanding options of the Company, and not including any Additional Shares (the Fully-Diluted Common Stock), with the former Rexahn stockholders immediately prior to the Merger owning approximately 13.4% of the Fully-Diluted Common Stock. Pursuant to the Merger Agreement, the number of shares of Common Stock issued to Ocuphire’s stockholders for each share of Ocuphire’s common stock outstanding immediately prior to the Merger was calculated using an Exchange Ratio of approximately 1.0565 shares of Common Stock for each share of Ocuphire common stock.

Contingent Value Rights Agreement

On November 5, 2020, in connection with the Merger, the Company, Shareholder Representatives Services LLC, as representative of the Rexahn stockholders prior to the Merger, and Olde Monmouth Stock Transfer Co., Inc., as the rights agent, entered into a Contingent Value Rights Agreement (the CVR Agreement).

Pursuant to the Merger Agreement and the CVR Agreement, Rexahn stockholders of record as of immediately prior to the Effective Time received one contingent value right (CVR) for each share of Rexahn Common Stock held.

Each CVR entitles such holders to receive, for each calendar quarter (each, a CVR Payment Period) during the 15-year period after the Closing (the CVR Term), an amount equal to the following:

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

10. Subsequent Events (continued)

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90% of all payments received by Rexahn or its affiliates during such CVR Payment Period from or on behalf of BioSense Global LLC (BioSense) pursuant to that certain License and Assignment Agreement, dated as of February 25, 2019, by and between BioSense and Rexahn, as amended by Amendment No. 1, dated August 24, 2019, and as further amended by Amendment No. 2, dated March 10, 2020, minus certain permitted deductions;

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90% of all payments received by Rexahn or its affiliates during such CVR Payment Period from or on behalf of Zhejiang HaiChang Biotechnology Co., Ltd. (HaiChang) pursuant to that certain Exclusive License Agreement, dated as of February 8, 2020, by and between HaiChang and Rexahn, minus certain permitted deductions; and

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75% of the sum of (i) all cash consideration paid by a third party to Rexahn or its affiliates during the applicable CVR Payment Period in connection with the grant, sale or transfer of rights to Rexahn’s pre-Closing intellectual property (other than a grant, sale or transfer of rights involving a sale or disposition of the post-Merger combined company) that is entered into during the 10-year period after the Closing (Parent IP Deal), plus (ii) with respect to any non-cash consideration received by Rexahn or its affiliates from a third party during the applicable CVR Payment Period in connection with any Parent IP Deal, all amounts received by Rexahn and its affiliates for such non-cash consideration at the time such non-cash consideration is monetized by Rexahn or its affiliates, minus (iii) certain permitted deductions.

The CVRs are not transferable, except in certain limited circumstances, will not be certificated or evidenced by any instrument, will not accrue interest and will not be registered with the SEC or listed for trading on any exchange. The CVR Agreement will continue in effect until the later of the end of the CVR Term and the payment of all amounts payable thereunder.

Pre-Merger Financing

On November 5, 2020, the Company completed the previously announced Pre-Merger Financing and received gross proceeds of approximately $21,150,000.  At the closing of the Pre-Merger Financing, (i) Ocuphire issued to the Investors shares of Ocuphire common stock (the “Initial Shares” and, as converted pursuant to the Exchange Ratio in the Merger into the right to receive approximately 1,249,996 shares of common stock, the “Converted Initial Shares”) and (ii) Ocuphire deposited into an escrow account three times the number of Initial Shares of Ocuphire common stock (the Additional Shares), and, as converted pursuant to the Exchange Ratio in the Merger into the right to receive approximately 3,749,992 shares of Common Stock for the benefit of the Investors if 85% of the average of the five lowest volume-weighted average trading prices of a share of Common Stock as quoted on the Nasdaq Capital Market during the first ten trading days (or such shorter period elected by an Investor) immediately following the closing date of the Pre-Merger Financing is lower than the effective price per share paid by the Investors for the Converted Initial Shares.  The 3,749,992 Additional Shares were delivered (or became deliverable) to the Investors on November 19, 2020.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

10. Subsequent Events (continued)

In addition, under the Securities Purchase Agreement, the Company issued on the tenth trading day following the consummation of the Merger (i) Series A Warrants to purchase an aggregate of 5,665,838 shares of Common Stock and (ii) Series B Warrants to purchase, initially, an aggregate of 665,837 shares of Common Stock.

Conversion of Convertible Notes

Prior to the Merger, all of Ocuphire’s outstanding Convertible Notes were converted into 924,919 shares of Ocuphire common stock. Immediately prior to, and in connection with, the completion of the Merger, each newly issued Common Stock stemming from the note conversions were adjusted by the Exchange Ratio of 1.0565.

Ocuphire 2020 Equity Plan

The stockholders of the Company approved the Ocuphire 2020 Plan for stock-based awards. The Ocuphire 2020 Plan became effective on November 5, 2020.  Under the Ocuphire 2020 Plan, (i) 1,000,000 new shares of Common Stock are reserved for issuance and (ii) up to 1,063,246 additional shares of Common Stock may be issued, consisting of (A) shares that remain available for the issuance of awards under prior equity plans and (B) shares of common stock subject to outstanding stock options or other awards covered by prior equity plans that have been cancelled or expire on or after the date that the Ocuphire 2020 Plan becomes effective.

Stock-Based Awards

On October 16, 2020, Ocuphire granted 12,000 stock options to consultants at an exercise price of $8.76 per share under the 2018 Plan and generally vest over a two (2) month to two (2) year  period.

On November 11, 2020, Ocuphire granted 562,500 stock options to employees, board members and consultants at an exercise price of $4.05 per share under the 2020 Plan and generally vest over a twelve (12) to forty-eight (48) month period. In addition, Ocuphire granted restricted stock awards in the amount of 40,000 common shares on November 11, 2020 that vest on January 8, 2021.

On December 14, 2020, Ocuphire granted 21,000 stock options to employees and consultants at an exercise price of $6.40 per share under the 2020 Plan and generally vest over a six (6) month to four (4) year  period.

Ocuphire Pharma, Inc.

Notes to condensed financial statements (unaudited), continued

10. Subsequent Events (continued)

Former Rexahn Stock Options

Following the closing of the Merger, 998 outstanding, unexercised and unvested options to purchase Common Stock granted under the Rexahn Pharmaceuticals Stock Option Plan, as amended (the “Rexahn 2003 Plan”, and together with the Rexahn 2013 Plan, the “Prior Plans”), remained outstanding upon close of the Merger.

Former Rexahn Warrants

Following the closing of the Merger, 231,433 outstanding, unexercised Rexahn warrants to purchase Common Stock remained outstanding upon close of the Merger, the majority of which were subsequently repurchased according to the terms of the original warrant agreements.

Facility Lease

On November 17, 2020, the Lease was amended to extend the term to December 31, 2021.  The base rent will be approximately $2,975 per month. In addition, the Company will pay its pro rata share of the Landlord’s annual operating expenses, calculated as set forth in the Lease, as amended.

Apexian Agreement

On December 11, 2020, the Company paid the remaining Ref-1 Inhibitor program cost balance to Apexian in the amount of $304,209 following the close of the Merger.